UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2013

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On August 5, 2013, DreamWorks Animation SKG, Inc. issued a press release relating to its proposed private offering of $300 million in aggregate principal amount of senior notes due 2020 pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

The text of the press release, which is attached hereto as Exhibit 99.1, is incorporated by reference herein in its entirety.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release of DreamWorks Animation SKG, Inc. dated August 5, 2013

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates, forecasts and projections about the industry in which the Company operates, and management’s beliefs and assumptions made by management. Such statements include, in particular, statements about the Company’s plans, strategies and prospects. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “would,” “might,” “will,” “should,” “expect(s),” “forecast,” “predict,” “potential,” “continue,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “is scheduled for,” “targeted,” and variations of such words and similar expressions. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results and outcomes may differ materially from what is expressed or forecasted in any such forward-looking statements as a result of various factors, including but not limited to those risks and uncertainties listed under “Risk Factors” in the Company’s most recent annual report on Form 10-K and its most recent quarterly report on Form 10-Q. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements made in this Form 8-K or otherwise, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by securities or other applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: August 5, 2013	By:	/s/ Robert A. Kelly
Robert A. Kelly
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of DreamWorks Animation SKG, Inc. dated August 5, 2013